Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated May 22, 2026, relating to the financial statements and financial highlights of the funds listed in Appendix A, which appear in iShares Trust’s Certified Shareholder Reports on Form N-CSR for the year ended March 31, 2026. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

July 24, 2026

Appendix A

iShares Trust

1. iShares Asia 50 ETF
2. iShares Biotechnology ETF
3. iShares Blockchain and Tech ETF
4. iShares Copper and Metals Mining ETF
5. iShares Core S&P 500 ETF
6. iShares Core S&P Mid-Cap ETF
7. iShares Core S&P Small-Cap ETF
8. iShares Core S&P Total U.S. Stock Market ETF
9. iShares Core S&P U.S. Growth ETF
10. iShares Core S&P U.S. Value ETF
11. iShares Emerging Markets Infrastructure ETF
12. iShares Environmental Infrastructure and Industrials ETF
13. iShares ESG Select Screened S&P 500 ETF
14. iShares ESG Select Screened S&P Mid-Cap ETF
15. iShares ESG Select Screened S&P Small-Cap ETF
16. iShares Europe ETF
17. iShares Expanded Tech Sector ETF
18. iShares Expanded Tech-Software Sector ETF
19. iShares Future AI & Tech ETF
20. iShares Future Metaverse Tech and Communications ETF
21. iShares Global 100 ETF
22. iShares Global Comm Services ETF
23. iShares Global Consumer Discretionary ETF
24. iShares Global Consumer Staples ETF
25. iShares Global Energy ETF
26. iShares Global Financials ETF
27. iShares Global Healthcare ETF
28. iShares Global Industrials ETF
29. iShares Global Infrastructure ETF
30. iShares Global Materials ETF
31. iShares Global Tech ETF
32. iShares Global Timber & Forestry ETF
33. iShares Global Utilities ETF
34. iShares India 50 ETF
35. iShares International Developed Small Cap Value Factor ETF
36. iShares International Dividend Growth ETF
37. iShares JPX-Nikkei 400 ETF

38. iShares Latin America 40 ETF
39. iShares Lithium Miners and Producers ETF
40. iShares Micro-Cap ETF
41. iShares Mortgage Real Estate ETF
42. iShares MSCI USA Quality GARP ETF
43. iShares Nasdaq Top 30 Stocks ETF
44. iShares Nasdaq-100 ex Top 30 ETF
45. iShares North American Natural Resources ETF
46. iShares Preferred and Income Securities ETF
47. iShares Residential and Multisector Real Estate ETF
48. iShares Russell 1000 ETF
49. iShares Russell 1000 Growth ETF
50. iShares Russell 1000 Value ETF
51. iShares Russell 2000 ETF
52. iShares Russell 2000 Growth ETF
53. iShares Russell 2000 Value ETF
54. iShares Russell 2500 ETF
55. iShares Russell 3000 ETF
56. iShares Russell Mid-Cap ETF
57. iShares Russell Mid-Cap Growth ETF
58. iShares Russell Mid-Cap Value ETF
59. iShares Russell Top 200 ETF
60. iShares Russell Top 200 Growth ETF
61. iShares Russell Top 200 Value ETF
62. iShares S&P 100 ETF
63. iShares S&P 500 3% Capped ETF
64. iShares S&P 500 ex S&P 100 ETF
65. iShares S&P 500 Growth ETF
66. iShares S&P 500 Value ETF
67. iShares S&P Mid-Cap 400 Growth ETF
68. iShares S&P Mid-Cap 400 Value ETF
69. iShares S&P Small-Cap 600 Growth ETF
70. iShares S&P Small-Cap 600 Value ETF
71. iShares Semiconductor ETF
72. iShares Texas Equity ETF
73. iShares Top 20 U.S. Stocks ETF
74. iShares U.S. Aerospace & Defense ETF
75. iShares U.S. Broker-Dealers & Securities Exchanges ETF
76. iShares U.S. Digital Infrastructure and Real Estate ETF
77. iShares U.S. Healthcare Providers ETF
78. iShares U.S. Home Construction ETF

79. iShares U.S. Infrastructure ETF
80. iShares U.S. Insurance ETF
81. iShares U.S. Manufacturing ETF
82. iShares U.S. Medical Devices ETF
83. iShares U.S. Oil & Gas Exploration & Production ETF
84. iShares U.S. Oil Equipment & Services ETF
85. iShares U.S. Pharmaceuticals ETF
86. iShares U.S. Real Estate ETF
87. iShares U.S. Regional Banks ETF
88. iShares U.S. Telecommunications ETF
89. iShares US Small Cap Value Factor ETF

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